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                                                                  Exhibit 99.1



                                                       NATIONAL CITY CORPORATION
                                                       P.O. Box 5756
[NATIONAL CITY LOGO]                                   Cleveland, OH 44101-0756

                                                       NEWS RELEASE

FOR MORE INFORMATION CONTACT

                              Thomas A. Richlovsky
                              Senior Vice President & Treasurer
                              (216) 575-2126

                              Julie I. Sabroff
                              Vice President, Investor Relations
                              (216) 575-2467

                             FOR IMMEDIATE RELEASE
                             ---------------------

                NATIONAL CITY ANNOUNCES 20 MILLION SHARE BUYBACK
                ------------------------------------------------

          CLEVELAND, OHIO--November 24, 1997--The Board of Directors of National City Corporation (NYSE:NCC) today authorized the repurchase of up to 20 million shares of National City's issued and outstanding common stock, subject to a purchase limit of $1.4 billion. There are approximately 211 million common shares currently outstanding. The Corporation's previous repurchase program, for ten million shares, was authorized in April 1997 and completed in mid-November.

          All shares repurchased will be held as Treasury shares for reissue in connection with the Corporation's dividend reinvestment and stock option plans, and for general corporate purposes. The shares will be acquired either in the open market or in privately negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission.

          National City Corporation is a $53 billion diversified financial services company headquartered in Cleveland, Ohio. National City operates banks and other financial service subsidiaries principally in Ohio, Kentucky, Indiana and Pennsylvania. National City can be found on the Internet at www.national-city.com.

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